Exhibit 99.1

LifeLock Announces 2014 Third Quarter Results

Record quarterly revenue of $123.0 million, up 29% year-over-year

Q3 cumulative ending members of approximately 3.52 million, up 23% year-over-year

Q3 monthly average revenue per member of $11.22, up 7% year-over-year

TEMPE, AZ (October 29, 2014) – LifeLock, Inc. (NYSE: LOCK), an industry leader in identity theft protection, today announced financial results for the third quarter ended September 30, 2014.

Third Quarter 2014 Financial Highlights:

•	Revenue: Total revenue was $123.0 million for the third quarter of 2014, up 29% from $95.7 million for the third quarter of 2013. Consumer revenue was $116.1 million for the third quarter of 2014, up 31% from $88.4 million for the third quarter of 2013. Enterprise revenue was $6.9 million for the third quarter of 2014, compared with $7.4 million for the third quarter of 2013.

•	Net Income: Net income was $5.7 million for the third quarter of 2014, compared with net income of $6.5 million for the third quarter of 2013. Net income per diluted share was $0.06 for the third quarter of 2014 based on 98.4 million weighted-average shares outstanding, compared with net income per diluted share of $0.07 for the third quarter of 2013 based on 96.4 million weighted-average shares outstanding.

•	Adjusted Net Income: Adjusted net income was $15.9 million for the third quarter of 2014, compared with an adjusted net income of $11.6 million for the third quarter of 2013. Adjusted net income per diluted share was $0.16 for the third quarter of 2014 based on 98.4 million weighted-average shares outstanding, compared with an adjusted net income per diluted share of $0.12 for the third quarter of 2013 based on 96.4 million weighted-average shares outstanding.

•	Adjusted EBITDA: Adjusted EBITDA was $17.9 million for the third quarter of 2014, compared with $12.8 million for the third quarter of 2013.

•	Cash Flow: Cash flow from operations was $26.1 million for the third quarter of 2014, leading to free cash flow of $22.7 million after taking into consideration $3.5 million of capital expenditures. This compares with cash flow from operations of $18.2 million and free cash flow of $16.6 million, after taking into consideration $1.6 million of capital expenditures, for the third quarter of 2013.

•	Balance Sheet: Total cash and marketable securities at the end of the third quarter of 2014 was $238.3 million, up from $216.0 million at the end of the second quarter of 2014.

“LifeLock produced another strong set of results combining both growth and profitability in the third quarter,” said Todd Davis, LifeLock’s Chairman and CEO. “The launch of our new product portfolio was well received, as we were pleased with the initial enrollment in the new offerings. We believe that consumers are increasingly realizing the superior value and functionality provided by our offerings compared with those from the providers of legacy credit monitoring solutions.”

Please note that the results contained in this earnings release are preliminary, and the final numbers will be reflected in the Form 10-Q for the quarter ended September 30, 2014 that we will file with the Securities and Exchange Commission. The issue involves the accounting for share-based compensation, which we believe that we have been overestimating. At this point, we believe that the dollar amounts involved are approximately $8 million in total for the period beginning January 1, 2013 and ending June 30, 2014, although it may impact prior periods as well. The preliminary estimate from this adjustment has been reflected in our results contained in this earnings release. Accordingly, we have increased our GAAP net income for all periods involved, but this had no impact on our previously reported adjusted EBITDA, adjusted net income, and adjusted net income per share.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Third Quarter 2014 & Recent Business Highlights:

•	Recorded the 38th consecutive quarter of sequential growth in revenue and cumulative ending members.

•	Added approximately 264,000 gross new members in the third quarter of 2014 and ended the quarter with approximately 3.52 million members.

•	Achieved a retention rate of 87.5% for the third quarter of 2014, compared with 87.6% for the third quarter of 2013.

•	Increased monthly average revenue per member to $11.22 for the third quarter of 2014 from $10.48 for the third quarter of 2013.

•	Announced a Beta version of LifeLock Privacy Monitor, a new offering designed to help consumers easily find their personal information online and take back control of this data in an effort to protect their identity.

•	Supported the launch of the National PTA’s campaign #ShareAwesome, a program designed to celebrate the positive use of digital and social media and to empower families to make smart, safe decisions when using the Internet and mobile devices.

•	Launched a new business relationship with national residential mortgage lender PrimeLending, a PlainsCapital Company and subsidiary of Hilltop Holdings (NYSE: HTH).

Guidance:

As of October 29, 2014, we are initiating guidance for our fourth quarter of 2014 as well as updating our guidance for the full year 2014.

•	Fourth Quarter 2014 Guidance: Total revenue is expected to be in the range of $127 million to $129 million. Adjusted net income per diluted share is expected to be in the range of $0.26 to $0.27 based on approximately 100 million fully diluted weighted-average shares outstanding. Adjusted EBITDA is expected to be in the range of $29 million to $30 million.

•	Full Year 2014 Guidance: Total revenue is expected to be in the range of $473 million to $475 million. Adjusted net income per diluted share is expected to be in the range of $0.46 to $0.47 based on approximately 99 million fully diluted weighted-average shares outstanding and a cash tax rate of 5%. Adjusted EBITDA is expected to be in the range of $54 million to $55 million. Free cash flow is expected to be in the range of $82 million to $86 million.

Conference Call Details:

•	What: LifeLock third quarter 2014 financial results.

•	When: Wednesday, October 29, 2014 at 2PM PT (5PM ET).

•	Dial in: To access the call in the United States, please dial (877) 407-3982, and for international callers dial (201) 493-6780. Callers may provide confirmation number 13592811 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•	Webcast: http://investor.lifelock.com/ (live and replay)

•	Replay: A replay of the call will be available via telephone for seven days, beginning two hours after the call. To listen to the telephone replay in the United States, please dial (877) 870-5176, and for international callers dial (858) 384-5517 and enter access code 13592811.

About LifeLock

LifeLock, Inc. (NYSE:LOCK) is a leading provider of proactive identity theft protection services for consumers and risk management services for enterprises. LifeLock’s threat detection, proactive identity alerts, and comprehensive remediation services help provide peace of mind for consumers amid the growing threat of identity theft. Leveraging unique data, science and patented technology from ID Analytics, Inc., a wholly owned subsidiary, LifeLock offers identity theft protection that goes significantly beyond credit monitoring. As part of its commitment to help fight identity theft, LifeLock works to train law enforcement and partners with a variety of non-profit organizations to help consumers establish positive habits to combat this threat.

Forward-Looking Statements

This press release contains “forward-looking” statements, as that term is defined under the federal securities laws, including statements regarding the expansion of our product portfolio, and our expected total revenue, adjusted net income per diluted share, adjusted EBITDA, and free cash flow for the fourth quarter of 2014 and for fiscal year 2014. These forward-looking statements are based on our current assumptions, expectations, and beliefs and are subject to substantial risks, uncertainties, assumptions, and changes in circumstances that may cause our actual results, performance, or achievements to differ materially from those expressed or implied in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, risks associated with our ability to maintain profitability on an annual basis; our ability to protect our customers’ confidential information; our ability to maintain and enhance our brand recognition and reputation; the competitive nature of the industries in which we conduct our business; our ability to maintain access to data sources; our ability to retain our existing customers and attract new customers; our ability to improve our services and develop and introduce new services with broad appeal; our ability to maintain existing and secure new relationships with strategic partners; the effects of laws, regulations, and enforcement; the outcome of any litigation or regulatory proceeding; our ability to protect our intellectual property and not infringe on the intellectual property of others; and other “Risk Factors” set forth in our most recent filings with the Securities and Exchange Commission (the “SEC”).

Further information on these and other factors that could affect our financial results and the forward-looking statements in this press release is included in the filings we make with the SEC from time to time, including our Form 10-K for the year ended December 31, 2013, particularly under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Copies of these documents may be obtained by visiting our Investor Relations website at http://investor.lifelock.com/ or the SEC’s website at www.sec.gov.

We assume no obligation and do not intend to update these forward-looking statements, except as required by law.

Non-GAAP Financial Measures

Our reported results include certain non-GAAP financial measures, including adjusted net income, adjusted net income per diluted share, adjusted EBITDA, and free cash flow. We calculate adjusted net income as net income (loss) excluding amortization of acquired intangible assets, share-based compensation, income tax benefits and expenses resulting from changes in our deferred tax assets, and acquisition related expenses. Historically, in calculating adjusted net income, we also excluded changes in fair value of warrant liabilities and changes in fair value of embedded derivatives in the periods in which those items occurred. We do not currently have any warrant liabilities or embedded derivatives. Accordingly, we will only include those items of income and expense in our reconciliation of adjusted net income for period-over-period comparisons. We calculate adjusted net income per diluted share by dividing our adjusted net income by the weighted-average diluted shares outstanding. We calculate adjusted EBITDA as net income (loss) excluding depreciation and amortization, share-based compensation, interest expense, interest income, other income (expense), income tax (benefit) expense, and acquisition related expenses. Historically, in calculating adjusted EBITDA, we also excluded changes in fair value of warrant liabilities and changes in fair value of embedded derivatives in the periods in which those items occurred. We do not currently have any warrant liabilities or embedded derivatives. Accordingly, we will only include those items of income and expense in our reconciliation of adjusted EBITDA for period-over-period comparisons. We define free cash flow as net cash provided by (used in) operating activities less net cash used in investing activities for acquisitions of property and equipment.

We have included adjusted net income, adjusted net income per diluted share, and adjusted EBITDA in this press release because they are key measures used by us to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating adjusted net income and adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Additionally, adjusted EBITDA is a key financial measure used in determining management’s incentive compensation.

We have included free cash flow in this press release because we believe it typically presents a more conservative measure of cash flow as purchases of property and equipment are necessary components of ongoing operations. We believe that this non-GAAP financial measure is useful in evaluating our business because free cash flow reflects the cash surplus available to fund the expansion of our business after payment of capital expenditures relating to the necessary components of ongoing operations. We also believe that the use of free cash flow provides consistency and comparability with our past financial performance, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Although adjusted net income, adjusted EBITDA, and free cash flow are frequently used by investors in their evaluations of companies, these non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Because of these limitations, these non-GAAP financial measures should be considered alongside other financial performance measures.

We have not reconciled adjusted net income per diluted share guidance to net income per diluted share guidance or adjusted EBITDA guidance to net income guidance because we do not provide guidance for share-based compensation expense, provision for income taxes, interest income, interest expense, change in fair value of warrant liabilities, change in fair value of embedded derivatives, other income and expenses, depreciation expense, amortization of intangible assets, acquisition expenses, or income tax (benefit) expense, which are reconciling items between net income (loss) and adjusted net income and net income (loss) and adjusted EBITDA. As items that impact net income (loss) are out of our control and/or cannot be reasonably predicted, we are unable to provide such guidance. Accordingly, reconciliation to net income (loss) is not available without unreasonable effort. For a reconciliation of historical non-GAAP financial measures to the nearest comparable GAAP measures, see the reconciliation tables included in this press release.

Media Contact:

Kelley Bonsall

Media@lifelock.com

415-767-7749

Investor Relations Contact:

Greg Kleiner

ICR for LifeLock

Investor.relations@lifelock.com

480-457-5000

LifeLock, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue
Consumer revenue	$116,115	$88,386	$326,448	$246,053
Enterprise revenue	6,916	7,353	19,882	21,300

Total revenue	123,031	95,739	346,330	267,353
Cost of services	30,327	24,887	89,682	73,866

Gross profit	92,704	70,852	256,648	193,487
Costs and expenses:
Sales and marketing	51,672	40,427	166,505	125,294
Technology and development	12,341	10,444	37,968	29,538
General and administrative	16,721	11,252	45,221	30,734
Amortization of acquired intangible assets	2,231	1,966	6,693	5,898

Total costs and expenses	82,965	64,089	256,387	191,464

Income from operations	9,739	6,763	261	2,023
Other income (expense):
Interest expense	(89)	(82)	(264)	(228)
Interest income	73	29	189	75
Other	(134)	(7)	(151)	(11)

Total other expense	(150)	(60)	(226)	(164)

Income before provision for income taxes	9,589	6,703	35	1,859
Income tax expense	3,905	223	18	218

Net income	$5,684	$6,480	$17	$1,641

Net income per share:
Basic	$0.06	$0.07	$0.00	$0.02
Diluted	$0.06	$0.07	$0.00	$0.02
Weighted-average common shares outstanding used in computing net income per share:
Basic	92,925	89,318	92,437	87,841
Diluted	98,373	96,395	98,531	95,310

The results above and the financial tables below have been revised to correct an overstatement of non-cash expense of approximately $8 million for the period January 1, 2013 through June 30, 2014 associated with stock-based compensation expense.

LifeLock, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(Unaudited)

	September 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$128,629	$123,911
Marketable securities	109,706	48,688
Trade and other receivables, net	8,863	10,906
Deferred tax assets, net	13,170	13,117
Prepaid expenses and other current assets	7,662	6,961

Total current assets	268,030	203,583
Property and equipment, net	21,663	16,504
Goodwill	159,342	159,342
Intangible assets, net	40,520	47,213
Deferred tax assets, net – non-current	34,733	34,796
Other non-current assets	5,432	1,812

Total assets	$529,720	$463,250

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,532	$2,422
Accrued expenses and other liabilities	46,051	34,926
Deferred revenue	145,848	119,106

Total current liabilities	199,431	156,454
Other non-current liabilities	6,256	4,640

Total liabilities	205,687	161,094
Commitments and contingencies
Stockholders’ equity:
Common stock	93	91
Additional paid-in capital	487,777	465,853
Accumulated other comprehensive loss	(84)	(18)
Accumulated deficit	(163,753)	(163,770)

Total stockholders’ equity	324,033	302,156

Total liabilities and stockholders’ equity	$529,720	$463,250

LifeLock, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2014	2013
Operating activities
Net income	$17	$1,640
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,259	9,484
Share-based compensation	12,735	7,798
Provision for doubtful accounts	333	220
Amortization of premiums on marketable securities	1,213	—
Deferred income tax expense	10	58
Other	39	28
Changes in operating assets and liabilities:
Trade and other receivables	566	(3,698)
Prepaid expenses and other current assets	(701)	413
Other non-current assets	716	380
Accounts payable	5,282	831
Accrued expenses and other liabilities	11,303	5,993
Deferred revenue	26,742	24,939
Other non-current liabilities	1,617	3,741

Net cash provided by operating activities	72,131	51,827

Investing activities
Acquisition of property and equipment	(11,127)	(5,264)
Purchases of marketable securities	(95,686)	(24,247)
Maturities of marketable securities	34,418	—
Purchase of company-owned life insurance policies	(4,337)	—

Net cash used in investing activities	(76,732)	(29,511)

Financing activities
Proceeds from share-based compensation plans	9,704	11,815
Proceeds from warrant exercises	375
Payments for employee tax withholdings related to restricted stock	(760)	—
Payments for debt issuance costs	—	(440)

Net cash provided by financing activities	9,319	11,375

Net increase in cash and cash equivalents	4,718	33,691
Cash and cash equivalents at beginning of period	123,911	134,197

Cash and cash equivalents at end of period	$128,629	$167,888

Share-Based Compensation

(in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Cost of services	$334	$162	$918	$523
Sales and marketing	615	392	2,029	935
Technology and development	867	764	3,737	1,803
General and administrative	2,280	1,587	6,051	4,537

Total share-based compensation expense	$4,096	$2,905	$12,735	$7,798

Key Financial and Operating Metrics

(in thousands except percentages and per member data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Revenue
Consumer revenue	$116,115	$88,386	$326,448	$246,053
Enterprise revenue	6,916	7,353	19,882	21,300

Total revenue	$123,031	$95,739	$346,330	$267,353
Adjusted net income	$15,909	$11,595	$19,455	$15,394
Adjusted EBITDA	$17,929	$12,791	$25,255	$19,305
Free cash flow	$22,653	$16,629	$61,004	$46,563
Cumulative ending members	3,524	2,864	3,524	2,864
Gross new members	264	218	912	698
Member retention rate	87.5%	87.6%	87.5%	87.6%
Average cost of acquisition per member	$184	$172	$173	$167
Monthly average revenue per member	$11.22	$10.48	$11.02	$10.17
Enterprise transactions	66,104	53,042	173,360	159,850

Reconciliation of GAAP to Adjusted Results

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Reconciliation of Gross Profit to Adjusted Gross Profit
Gross profit	$92,704	$70,852	$256,648	$193,487
Share-based compensation	334	162	918	523

Adjusted gross profit	$93,038	$71,014	$257,566	$194,010

Reconciliation of Sales and Marketing Expenses to Adjusted Sales and Marketing Expenses
Sales and marketing expenses	$51,672	$40,427	$166,505	$125,294
Share-based compensation	(615)	(392)	(2,030)	(935)

Adjusted sales and marketing expenses	$51,057	$40,035	$164,475	$124,359

Reconciliation of Technology and Development Expenses to Adjusted Technology and Development Expenses
Technology and development expenses	$12,341	$10,444	$37,969	$29,538
Share-based compensation	(867)	(764)	(3,738)	(1,803)

Adjusted technology and development expenses	$11,474	$9,680	$34,231	$27,735

Reconciliation of General and Administrative Expenses to Adjusted General and Administrative Expenses
General and administrative expenses	$16,721	$11,252	$45,220	$30,734
Share-based compensation	(2,280)	(1,587)	(6,049)	(4,537)

Adjusted general and administrative expenses	$14,441	$9,665	$39,171	$26,197

Reconciliation of Income (from Operations to Adjusted Income from Operations
Income from operations	$9,739	$6,763	$261	$2,023
Share-based compensation	4,096	2,905	12,735	7,798
Amortization of acquired intangible assets	2,231	1,966	6,693	5,898

Adjusted income from operations	$16,066	$11,634	$19,689	$15,719

Reconciliation of Net Income to Adjusted Net Income
Net income	$5,684	$6,480	$17	$1,641
Amortization of acquired intangible assets	2,231	1,966	6,693	5,898
Deferred income tax expense	3,898	244	10	57
Share-based compensation	4,096	2,905	12,735	7,798

Adjusted net income	$15,909	$11,595	$19,455	$15,394

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Reconciliation of Diluted Shares to Adjusted Diluted Shares
Diluted shares	98,373	96,395	98,531	95,310
Dilutive securities excluded due to net loss available for distribution	—	—	—	—

Adjusted diluted shares	98,373	96,395	98,531	95,310

Reconciliation of Net Income per Diluted Share to Adjusted Net Income per Diluted Share
Net income per diluted share	$0.06	$0.07	$0.00	$0.02
Adjustments to net income	0.10	0.05	0.20	0.14
Adjustments to diluted shares	—	—	—	—

Adjusted net income per diluted share	$0.16	$0.12	$0.20	$0.16

Reconciliation of Net Income to Adjusted EBITDA
Net income	$5,684	$6,480	$17	$1,641
Depreciation and amortization	4,094	3,124	12,259	9,484
Interest expense	89	82	264	227
Interest income	(73)	(29)	(189)	(75)
Other	134	7	151	11
Income tax expense	3,905	223	18	219
Share-based compensation	4,096	2,905	12,735	7,798

Adjusted EBITDA	$17,929	$12,792	$25,255	$19,305

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
Net cash provided by operating activities	$26,118	$18,241	$72,131	$51,827
Acquisitions of property and equipment	(3,465)	(1,612)	(11,127)	(5,264)

Free cash flow	$22,653	$16,629	$61,004	$46,563